                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-42091, No. 33-72876 and No. 33-86214 on Form S-3 and Registration Statements No. 33-86872, No. 333-08699 and 333-71429 on Form S-8 of HealthCare Imaging Services, Inc. (the "Company") of our report dated March 2, 1999, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP
-----------------------------
DELOITTE & TOUCHE LLP


New York, New York
March 30, 1999